As filed with the Securities and Exchange Commission on June 15, 2005
                                  Reg. No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              iBiz Technology Corp.

             (Exact name of registrant as specified in its charter)


         Florida                                               86-0933890
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                               identification No.)


                        2238 WEST LONE CACTUS DRIVE, #200
                             PHOENIX, ARIZONA 85201
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                            2005 STOCK INCENTIVE PLAN
                              (full title of plan)


                             KENNETH SCHILLING, CEO
                        2238 WEST LONE CACTUS DRIVE, #200
                             PHOENIX, ARIZONA 85201
                                 (623) 492-9200
--------------------------------------------------------------------------------
           (Name, address, and telephone number of agent for service)

                                 With a copy to:

                             Darrin M. Ocasio, Esq.
                              Eric A. Pinero, Esq.
                       Sichenzia Ross Friedman Ference LLP
                             1065 Avenue of Americas
                               New York, NY 10018
                                 (212) 930-9700
                              Fax: (212) 930-9725

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                        Proposed maximum      Proposed maximum
Title of securities     Amount to be          offering price       Aggregate offering    Amount of
to be registered        Registered            per share*           Price                 Registration fee
-------------------------------------------------------------------------------------------------------------
Common Stock
($.001 par value)         441,710,438             $0.0016             $706,736.70            $83.18
-------------------------------------------------------------------------------------------------------------

* Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the over the counter bulletin board on June 14, 2005.

                                EXPLANATORY NOTE

      Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 441,710,438 shares of common stock, $0.001 par value per share, of iBiz Technology Corp. with respect to its 2005 Stock Incentive Plan.

      The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock which have been issued upon the grants of common stock to executive officers, directors, key employees and consultants of iBiz Technology Corp.

Prospectus

                              iBiz Technology Corp.

                       441,710,438 SHARES OF COMMON STOCK

                             issued pursuant to the

                            2005 Stock Incentive Plan

      This prospectus relates to the sale of up to 441,710,438 shares of common stock of iBiz Technology Corp., of which 183,005,676 shares have been issued prior to the filing of this registration statement, offered by certain holders of our common stock issued to such persons pursuant to our 2005 Stock Incentive Plan. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

      Our common stock trades on The Over-The-Counter Bulletin Board under the symbol "IBZT." On June 14, 2005, the closing sale price of the common stock was $0.0016 per share. The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is June 15, 2005.

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary                                                             6
Risk Factors                                                                   7
Selling Stockholders                                                          10
Plan of Distribution                                                          11
Interests of Named Experts and Counsel                                        11
Incorporation of Certain Documents by Reference                               11
Disclosure of Commission Position on Indemnification
  For Securities Act Liabilities                                              12
Available Information                                                         12

                               Prospectus Summary

Overview

      Concurrent with the February 2, 2005 deployment of our new www.GoMoGear.com e-commerce website, as more fully discussed below, we principally became an Internet-based retailer of a broad and diversified offering of various consumer electronics with an emphasis on products that are portable or mobile. Prior thereto, and since 1998, we were a more narrowly-focused wholesaler and, to a lesser extent, Internet-based retailer through our www.ibizpda.com e-commerce website, of various accessories primarily intended for use with Personal Digital Assistants ("PDAs"). We continue to conduct substantially all of our non-research and development related activities through our wholly-owned subsidiary, iBIZ, Inc. (hereinafter, "iBIZ, Inc.").

      As a result of our January 20, 2004 acquisition of Synosphere, LLC (hereinafter, "Synosphere"), as more fully discussed in this prospectus, we subsequently have engaged in significant activities directed at, among other efforts, further developing certain of the acquired technologies. We currently conduct substantially all of our product research and development activities through Synosphere, now as a wholly-owned subsidiary of ours.

      For our quarter ended January 31, 2005 and 2004, we had net losses of $(540,935) and $(6,347,497), respectively. For the year ended October 31, 2004 and 2003, we had net losses of $(13,389,175) and $(4,462,182), respectively. We expect to continue to incur significant expenses. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing.

      We were incorporated in the State of Florida in April 1994, although our operations have been headquarted in the State of Arizona since November 1979. Since February 2002, substantially all of our operations have been conducted from leased facilities located at 2238 West Lone Cactus, #200, Phoenix, Arizona 85027.

      Neither the content of our general corporate website at www.ibizcorp.com, nor of our e-commerce websites at www.GoMoGear.com and www.ibizpda.com, is part of this report.

This Offering

Shares of common stock outstanding prior to
  this offering................................3,725,160,822 as of June 15, 2005

Shares offered in this prospectus....................................441,710,438

Total shares outstanding after this offering.......................4,999,506,094

Use of proceeds...................We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus.

Risk Factors

      Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus. The risks and uncertainties described below are not the only ones. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline.

      Except for historical information, the information contained in this prospectus are "forward-looking" statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE A HISTORY OF LOSSES AND ANTICIPATE FUTURE LOSSES WHICH WILL COMPEL US TO SEEK ADDITIONAL CAPITAL.

      For our quarter ended January 31, 2005 and 2004, we had net losses of $(540,935) and $(6,347,497), respectively. For the fiscal year ended October 31, 2004, we sustained a loss of approximately $(13,389,175) and for the fiscal year ended October 31, 2003, we sustained a loss of $(4,462,182). Future losses are anticipated to occur. We continue to have insufficient cash flow to grow operations and we cannot assure you that we will be successful in reaching or maintaining profitable operations.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

      In their report dated January 21, 2005, except for Note 23, for which the date is March 10, 2005, our independent auditors stated that our financial statements for the year ended October 31, 2004 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of a loss for the year ended October 31, 2004 in the amount of $(13,389,175) and an accumulated deficit of $38,187,507as of October 31, 2004. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. The going concern qualification in the auditor's report increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

WE FACE UNCERTAINTY ABOUT ADDITIONAL FINANCING FOR OUR FUTURE CAPITAL NEEDS, WHICH MAY PREVENT US FROM GROWING OUR BUSINESS.

      To achieve our business objectives we will require significant additional financing for working capital and capital expenditures that we may raise through public or private sales of our debt and equity securities, joint ventures and strategic partnerships. No assurance can be given that such additional funds will be available to us on acceptable terms, if at all. When we raise additional funds by issuing equity securities, dilution to our existing stockholders will result. If adequate additional funds are not available to us, we may be required to significantly curtail the development of one or more of our projects and our projections and results of operations would be materially and adversely affected.

WE HAVE A LIMITED PRODUCT RANGE WHICH MUST BE EXPANDED IN ORDER TO EFFECTIVELY COMPETE.

      To effectively compete in our industry, we need to continue to expand our business and generate greater revenues so that we have the resources to timely develop new products. We must continue to market our products and services through our direct sales force and expand our e-commerce distribution channels. At the present time, we have no other products in the development process. We cannot assure you that we will be able to grow sufficiently to provide the range and quality of products and services required to compete.

WE HAVE FEW PROPRIETARY RIGHTS, THE LACK OF WHICH MAY MAKE IT EASIER FOR OUR COMPETITORS TO COMPETE AGAINST US.

      Our products, principal and otherwise, are not covered by any exclusive proprietary rights. While we have no current knowledge of any of our principal products being marketed directly by our vendors or indirectly by others, there can be no assurance as to the prospective absence of significant competition.

OUR CONTINUING INABILITY TO PERFORM MEANINGFUL RESEARCH AND DEVELOPMENT ACTIVITIES DIRECTED AT ULTIMATELY MARKETING OUR OWN PATENT PENDING PROPRIETARY PRODUCTS MAKES US HIGHLY SUSCEPTIBLE TO COMPETITION.

      Given our currently limited financial and other resources, we currently perform limited research and development activities. Historically, we primarily have relied upon acquiring or licensing technologies and products from unrelated third parties. While we have periodically performed limited in-house research and development in the past, we did not perform any in-house research and development from October 31, 2004 to the date of this prospectus. Our continuing inability to perform meaningful research and development activities directed at ultimately marketing our own patent pending proprietary products makes us highly susceptible to competition.

                        RISKS RELATED TO OUR COMMON STOCK

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13 in order to maintain price quotation privileges on the OTC Bulletin Board. On February 17, 2005, we received an "E Symbol" and our common stock may be delisted from the OTC-BB if we did not file our annual report on Form 10-KSB for the year ended October 31, 2004 on or prior to March 17, 2005. We filed our Form 10-KSB on March 14, 2005 and the "E Symbol" was removed at the open of trading on March 16, 2005.

      If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

WE DO NOT INTEND TO PAY CASH DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE.

      We currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business and do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors.

THERE MAY BE A VOLATILITY OF OUR STOCK PRICE.

      Since our common stock is publicly traded, the market price of the common stock may fluctuate over a wide range and may continue to do so in the future. The market price of the common stock could be subject to significant fluctuations in response to various factors and events, including, among other things, the depth and liquidity of the trading market of the common stock, quarterly variations in actual or anticipated operating results, growth rates, changes in estimates by analysts, market conditions in the industry (including demand for Internet access), announcements by competitors, regulatory actions and general economic conditions. In addition, the stock market from time to time experienced significant price and volume fluctuations, which have particularly affected the market prices of the stocks of high technology companies, and which may be unrelated to the operating performance of particular companies. As a result of the foregoing, our operating results and prospects from time to time may be below the expectations of public market analysts and investors. Any such event would likely result in a material adverse effect on the price of the common stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              Selling Stockholders

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                        Shares Beneficially Owned                        Shares Beneficially Owned
                                           Prior to the Offering                             After the Offering
                                        --------------------------                      --------------------------
                                                                          Total
                                                                          Shares
             Name                         Number         Percent          Offered         Number          Percent
-----------------------------           ----------      ----------      ----------      ----------      ----------
Bryan Scott                             56,893,085         1.53%        56,893,085               0           0%
Ramon Perales                           58,562,412         1.57%        56,893,085       1,669,327           *
Michael Long                            13,725,490            *         13,725,490               0           0%
Steven Thrasher                         45,749,741         1.23%        45,749,741               0           0%
Gregory Sichenzia                       44,744,275         1.20%         9,744,275      35,000,000           *

      * Less than one percent.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

                              Plan of Distribution

      Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on The Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on The Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

      The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

      We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

                     Interests of Named Experts and Counsel

      The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018.

                      Information Incorporated by Reference

      The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

      o Reference is made to the Registrant's Form 8-Ks filed with the SEC on February 23, 2005 and July 27, 2004 (file no. 000-027619), which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending January 31, 2005, as filed with the SEC on April 26, 2005 (file no. 000-027619), which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending July 31, 2004, as amended, as filed with the SEC on October 29, 2004 (file no. 000-027619), which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending April 30, 2004, as amended, as filed with the SEC on June 21, 2004 (file no. 000-027619), which is hereby incorporated by reference.

      o The description of the Registrant's common stock is incorporated by reference to the Registrant's annual report on Form 10-KSB for the year ended October 31, 2004, as amended, as filed with the SEC on March 14, 2005, which is hereby incorporated by reference.

      We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Kenneth Schilling.

            Disclosure Of Commission Position On Indemnification For
                           Securities Act Liabilities

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate the right of us and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, Infinium has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                     Additional Information Available to You

      This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is listed on The Over-The-Counter Bulletin Board.

      No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

                                 ---------------

                       441,710,438 SHARES OF COMMON STOCK

                                 ---------------

                                   PROSPECTUS

                                 ---------------

                                  June 15, 2005

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

      o Reference is made to the Registrant's Form 8-Ks filed with the SEC on February 23, 2005 and July 27, 2004 (file no. 000-027619), which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending January 31, 2005, as filed with the SEC on April 26, 2005 (file no. 000-027619), which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending July 31, 2004, as amended, as filed with the SEC on October 29, 2004 (file no. 000-027619), which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending April 30, 2004, as amended, as filed with the SEC on June 21, 2004 (file no. 000-027619), which is hereby incorporated by reference.

      o The description of the Registrant's common stock is incorporated by reference to the Registrant's annual report on Form 10-KSB for the year ended October 31, 2004, as amended, as filed with the SEC on March 14, 2005, which is hereby incorporated by reference.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21st flr., New York, NY 10018. Certain principals of the firm are receiving shares of common stock of the Registrant as compensation for legal services performed on behalf of the Registrant.

Item 6. Indemnification of Directors and Officers.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate the right of us and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

      EXHIBIT
      NUMBER            EXHIBIT
      ------            -------

      4.1               2005 Stock Incentive Plan

      5.1               Opinion of Sichenzia Ross Friedman Ference LLP

      23.1 Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1

      23.2              Consent of Independent Public Accountants

Item 9. Undertakings.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Phoenix, State of Arizona on June 15, 2005.

                              iBiz TECHNOLOGY CORP.


                        By: /s/ KENNETH W. SCHILLING
                            ------------------------------------
                            Kenneth W. Schilling, President,
                            Acting Principal Accounting Officer,
                              and Director

      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on June 15, 2005.


By: /s/ KENNETH W. SCHILLING
    ---------------------------------------
    Kenneth W. Schilling, President, Acting
      Principal Accounting Officer
      Director (Principal executive officer)


By: /s/ MARK H. PERKINS
    ---------------------------------------
    Mark H. Perkins, Executive Vice President
      and Director

      EXHIBIT
      NUMBER            EXHIBIT
      ------            -------

      4.1               2005 Stock Incentive Plan

      5.1               Opinion of Sichenzia Ross Friedman Ference LLP

      23.1 Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1.

      23.2              Consent of Independent Public Accountants